Exhibit 10.13

HYPERION THERAPEUTICS, INC.

2006 EQUITY INCENTIVE PLAN AMENDMENT

April 15, 2011

The 2006 Equity Incentive Plan (the “Plan”), adopted as of December 20, 2006, of Hyperion Therapeutics, Inc., a Delaware corporation (the “Company”), is hereby amended pursuant to Section 2(b)(vi) thereof to increase the number of shares of Common Stock that may be issued thereunder.

1.	DEFINITIONS

Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2.	AMENDMENTS

Section 3(a) of the Plan is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

“Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Stock Awards after the Effective Date shall not exceed eight million eight hundred twenty three thousand one hundred eighty seven (8,823,187) shares. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan.”

Section 3(c) of the Plan is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

“Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be eight million eight hundred twenty three thousand one hundred eighty seven (8,823,187) shares of Common Stock.”

3.	MISCELLANEOUS

Except as modified by this amendment, which shall be effective as of the date first written above, the Plan shall remain in full force and effect, enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

To record the adoption of this Amendment to the 2006 Equity Incentive Plan by the Board as of the date first written above, the Company has caused its authorized officer to execute this amendment.

Hyperion Therapeutics, Inc.

By:	/s/ Donald J. Santel
Name:	Donald J. Santel
Title:	Chief Executive Officer